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BANC ONE CORPORATION and Subsidiaries                                 EXHIBIT 12
Statement Regarding Computation of Ratio of Earnings to Fixed Charges
$(thousands)


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
                                             THREE MONTHS ENDED                              Years Ended
                                                  MARCH 31,                                 December 31,
                                          ----------------------------------------------------------------------------------------
                                              1996         1995        1995         1994         1993        1992         1991
                                          ------------------------ ---------------------------------------------------------------
Calculation excluding interest on deposits:
    Earnings
        Income before income taxes and
           change in accounting principle
           and equity in earnings of Bank
           One, Texas, NA (1)                 $516,055     $471,228   $1,910,282  $1,518,852   $1,770,712   $1,341,249    $928,947
        Fixed charges                          211,903      177,384      736,249     633,569      348,327      321,402     419,274
        Less:  Capitalized interest              (343)        (341)      (1,671)     (1,000)        (652)      (1,199)     (1,732)
                                                 -----        -----      -------     -------        -----      -------     -------
        Earnings                              $727,615     $648,271   $2,644,860  $2,151,421   $2,118,387   $1,661,452  $1,346,489
                                              ========     ========   ==========  ==========   ==========   ==========  ==========
    Fixed Charges:
        Interest expense, including interest
           factor of capitalized leases and
           amortization of deferred debt
           expenses                           $198,129     $164,164     $683,372    $575,734     $298,857     $278,615    $379,708
        Portion of rental payments under
           operating leases deemed to be
           interest                             13,774       13,220       52,877      57,835       49,470       42,787      39,566
                                                ------       ------       ------      ------       ------       ------      ------
        Fixed charges                         $211,903     $177,384     $736,249    $633,569     $348,327     $321,402    $419,274
                                              ========     ========      =======     =======      =======      =======     =======

    Ratio of earnings to fixed charges
        excluding interest on deposits:          3.43X        3.65x        3.59x       3.40x        6.08x        5.17x       3.21x
Calculation including interest on deposits:
    Earnings:
        Income before income taxes and
           change in accounting principle
           and equity in earnings of Bank
           One, Texas, NA (1)                 $516,055     $471,228   $1,910,282  $1,518,852   $1,770,712   $1,341,249    $928,947
        Fixed charges                          804,120      727,314    3,026,343   2,307,832    1,826,018    2,318,274   2,955,918
        Less:  Capitalized interest              (343)        (341)      (1,671)     (1,000)        (652)      (1,199)     (1,732)
                                                 -----        -----      -------     -------        -----      -------     -------
        Earnings                            $1,319,832   $1,198,201   $4,934,954  $3,825,684   $3,596,078   $3,658,324  $3,883,133
                                            ==========   ==========    =========   =========    =========    =========   =========
    Fixed charges:
        As detailed above                     $211,903     $177,384     $736,249    $633,569     $348,327     $321,402    $419,274
        Interest on deposits                   592,217      549,930    2,290,094   1,674,263    1,477,691    1,996,872   2,536,644
                                               -------      -------    ---------   ---------    ---------    ---------   ---------
        Fixed charges                         $804,120     $727,314   $3,026,343  $2,307,832   $1,826,018   $2,318,274  $2,955,918
                                              ========     ========    =========   =========    =========    =========   =========

    Ratio of earnings to fixed charges
        including interest on deposits           1.64X        1.65x        1.63x       1.66x        1.97x        1.58x       1.31x

(1)Results of Bank One, Texas, NA are consolidated beginning October 1, 1991.
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